  Certification under Section 906 of Sarbanes Oxley (18 USC 1350)

  Mosaic Government Money Market Trust
  Semi-Annual Report dated March 31, 2004

  The undersigned certify that this periodic report containing the financial statements fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d) and the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

  (signature)                                                     (signature)

  Katherine L. Frank                                     Greg Hoppe
  Chief Executive Officer                               Chief Accounting Officer

  Dated this 12th day of May, 2004

  A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mosaic Government Money Market Trust and will be retained by Mosaic Government Money Market Trust and furnished to the SEC or its staff upon request.